                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                         AMERICAN HOME PRODUCTS CORPORATION
--------------------------------------------------------------------------------

                      (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                        AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                               MADISON, N.J. 07940
John R. Stafford
Chairman, President and
Chief Executive Officer
                                                                  March 21, 1997

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the American Home Products Corporation 1997 Annual Meeting of Stockholders. The meeting will be held on Monday, April 28, 1997 at 2:00 p.m. local time at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business and respond to your questions.

Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. I urge you to take a moment to sign, date, and promptly return the enclosed proxy card in the envelope provided in order to be certain your shares are represented at the meeting.

I look forward to seeing you on April 28th.

                                          Sincerely,
                                          /s/ John R. Stafford

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The Annual Meeting of the Stockholders of AMERICAN HOME PRODUCTS CORPORATION will be held in Ballroom A of the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, on Monday, April 28, 1997 at 2:00 p.m., local time, for the following purposes:

    1. to elect a Board of twelve directors;

    2. to consider and act upon the ratification of the appointment of Arthur Andersen LLP as the Corporation's principal independent public accountants for 1997;

    3. to consider and act upon an amendment to the Corporation's Management Incentive Plan to preserve the Corporation's deduction for federal income tax purposes of certain compensation under the Plan; and

    4. to act upon such other matters which may properly come before the meeting.

    Under the provisions of the By-laws, the Board of Directors has fixed the close of business on March 13, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          EILEEN M. LACH
                                          SECRETARY

March 21, 1997

                             YOUR VOTE IS IMPORTANT
           IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE DATE, SIGN
                AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

                            ------------------------

                                PROXY STATEMENT

    Your proxy in the form enclosed is solicited by the Board of Directors and Management of American Home Products Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders to be held on April 28, 1997 and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. Stockholders may have their votes kept secret until after the Annual Meeting by so indicating in the designated place on the proxy card. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and Management which are FOR the election of the directors named in this Proxy Statement, FOR ratification of the appointment of Arthur Andersen LLP as the Corporation's principal independent public accountants for 1997 and FOR adoption of the amendment to the Corporation's Management Incentive Plan. The proxy may be revoked by you at any time before it is voted at the meeting.

    Attendance at the meeting will be limited to stockholders of record on March 13, 1997 or their proxies, beneficial owners having evidence of ownership on that date, and invited guests of the Corporation. No cameras or recording equipment will be permitted in the meeting room.

    This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about March 21, 1997.

    If a stockholder participates in the Corporation's Master Investment Plan, a proxy to vote shares registered in his or her own name will serve as instructions on how to vote shares held in custody for the stockholder pursuant to the Plan. No further action from the stockholder is required to vote the shares in the Master Investment Plan. Accordingly, as Transfer Agent for shares of the Corporation's common stock, par value $.33 1/3 per share (the "Common Stock"), ChaseMellon Shareholder Services will cause shares held in the name of its nominee for the account of stockholders participating in the Master Investment Plan to be voted in the same way as such stockholders vote shares registered in their names. If the stockholder does not send a proxy to vote the shares registered in his or her own name, the shares held for his or her account in the Master Investment Plan will not be voted.

    Stockholders of record at the close of business on March 13, 1997 are entitled to notice of and to vote at the meeting. On March 3, 1997, there were outstanding and entitled to vote 642,458,986 shares of Common Stock (each of which is entitled to one vote) and 30,847 shares of $2 Convertible Preferred Stock (each of which is entitled to eighteen votes). A plurality of the votes cast by the holders of Common Stock and $2 Convertible Preferred Stock, voting as a single class, is required for election of directors, and a majority of the votes cast by such holders, voting as a single class, is required for ratification of the appointment of the principal independent public accountant and for adoption of the amendment to the Corporation's Management Incentive Plan. The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of obtaining a quorum, they will have no effect on the vote on matters at the Annual Meeting.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

    Twelve directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. If the proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following twelve nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. All of the nominees now are members of the Board of Directors and all except Mr. Seidenberg were elected by the stockholders at the last Annual Meeting. Management has no reason to believe that any of the nominees will not serve. In the event that any nominee should not be available, and if the Board has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

                          Director since 1993; age 63; President, Alexander & Associates,
                          Inc. (consulting firm specializing in Workforce Inclusiveness);
                          Director, Dreyfus General Family of Funds, Dreyfus Third Century
                          Fund, Dreyfus Premier Family of Funds, Dun & Bradstreet
        [photo]           Corporation, MCI Communications Corporation, Cognizant
                          Corporation, TLC Beatrice International Holding, Inc. and Mutual
                          of America Life Insurance Company; Chairman of the Corporate
                          Issues Committee and member of the Audit and Nominating
                          Committees
Clifford L. Alexander,
Jr.

                          Director since 1988; age 64; President and Chief Executive
                          Officer, The Hearst Corporation (owns and operates communications
        [photo]           media); Director, The Chase Manhattan Corporation; Chairman of
                          the Compensation and Benefits Committee and member of the
                          Executive and Nominating Committees
Frank A. Bennack, Jr.

                          Director since 1990; age 58; Senior Executive Vice President of the Corporation since October 1995; previously Executive Vice
        [photo]           President from 1987; member of the Executive Committee of the
                          Board and of the Finance, Operations and Retirement Committees of
                          the Corporation
Robert G. Blount

                          Director since 1975; age 73; National Chair, Population Action
        [photo]           International; Director, International Flavors & Fragrances Inc.;
                          member of the Compensation and Benefits and Nominating Committees
Robin Chandler Duke

                          Director since 1987; age 60; Dean, Fordham University School of
                          Law since 1982; Director, Sentinel Group Funds, Inc. and Sentinel
        [photo]           Pennsylvania Tax Free Trust; Chairman of the Audit Committee and
                          member of the Nominating Committee
John D. Feerick

                          Director since 1995; age 51; Executive Vice President of the
                          Corporation since October 1995; previously Senior Vice President
        [photo]           from 1993; Group Vice President, 1993; President of Wyeth-Ayerst
                          Laboratories, 1989 to 1993; member of the Finance, Operations and
                          Retirement Committees of the Corporation
Fred Hassan

                          Director since 1995; age 57; Consultant; retired Chairman and
                          Chief Executive Officer, The Continental Corporation (an
        [photo]           insurance holding company); Director, AMC Entertainment Inc.,
                          Business Men's Assurance Corporation and Hallmark Cards, Inc.;
                          member of the Compensation and Benefits and Nominating Committees
John P. Mascotte

                          Director since 1995; age 53; Chairman and Professor, Department of Obstetrics and Gynecology, Stanford University School of
        [photo]           Medicine since 1990; Director, Gynecare, Inc., Metra Biosystems,
                          Inc. and Quidel Corporation; member of the Corporate Issues and
                          Nominating Committees
Mary Lake Polan, M.D., Ph.D.

                          Director since 1996; age 50; Chairman and Chief Executive
                          Officer, NYNEX Corporation; Director, AlliedSignal Inc., CVS
        [photo]           Corporation and Viacom Inc.; member of the Audit and Nominating
                          Committees
Ivan G. Seidenberg

                          Director since 1980; age 59; Chairman of the Board, President and
                          Chief Executive Officer of the Corporation since 1986 (except for period between May 1990 and January 31, 1994 when he did not have additional title of President); Director, AlliedSignal Inc., The
        [photo]           Chase Manhattan Corporation and NYNEX Corporation; Chairman of
                          the Executive and Nominating Committees of the Board and Chairman
                          of the Finance, Operations and Retirement Committees of the
                          Corporation
John R. Stafford

                          Director since 1982; age 57; Chairman, Torell Management Inc.
                          (financial advisory company); Chairman, Telesphere, Inc.
                          (financial information provider); former Chairman and CEO,
                          Fortune Bancorp; former Chairman of the Board, President and
        [photo]           Chief Executive Officer, CalFed Inc.; former President,
                          Manufacturers Hanover Corporation and Manufacturers Hanover Trust
                          Company; Director, Volt Information Sciences, Inc. and the
                          PaineWebber Mutual Fund Group; member of the Corporate Issues and
                          Nominating Committees
John R. Torell III

                          Director since 1981; age 64; President, Chief Executive Officer and member of the Board, Wm. Wrigley Jr. Company (international
        [photo]           manufacturer of chewing gum products); Director, Texaco, Inc.;
                          member of the Audit and Nominating Committees
William Wrigley

COMMITTEES

    The Board of Directors has, as standing committees, an Audit Committee, a Compensation and Benefits Committee, a Nominating Committee and a Corporate Issues Committee. Each such committee consists solely of non-employee members of the Board except for the Nominating Committee, of which Mr. Stafford is Chairman.

    The Audit Committee, whose current members are Dean Feerick, Chairman, and Messrs. Alexander, Seidenberg and Wrigley, held two meetings in 1996. This Committee recommends the firm of independent public accountants engaged each year as the Corporation's principal independent public accountants, subject to the approval of the Board of Directors and ratification by the stockholders, and undertakes such reviews of the Corporation's financial affairs as the Committee deems appropriate.

    The Compensation and Benefits Committee, whose current members are Mr. Bennack, Chairman, Mrs. Duke and Mr. Mascotte, held eight meetings in 1996. This Committee recommends to the Board the salaries of the officers of the Corporation and administers the Corporation's Management Incentive Plan, Stock Incentive and Stock Option Plans and oversees other benefit plans.

    The Nominating Committee, whose membership is composed of all of the non-employee directors and Mr. Stafford as its Chairman, held two meetings in 1996. This Committee recommends the director-nominees contained in the proxy statement, considers candidates for director vacancies and such other management matters as may be presented to it by the Chairman. Stockholders may submit names of qualified candidates along with detailed information on their backgrounds to the Corporate Secretary for referral to the Committee.

    The Corporate Issues Committee, whose current members are Mr. Alexander, Chairman, Dr. Polan and Mr. Torell, reviews the policies and programs of the Corporation and makes recommendations to the Board as appropriate on public issues that affect the Corporation. It held two meetings in 1996.

    The Board also has an Executive Committee which is authorized, during the intervals between Board meetings, to perform all duties and exercise all powers of the Board except those that are required by law or the Corporation's Restated Certificate of Incorporation or By-laws to be performed or exercised by the Board acting as a whole. Its current members are Mr. Stafford, Chairman, and Messrs. Bennack and Blount. It held no meetings in 1996.

DIRECTORS' FEES; ATTENDANCE

    Messrs. Stafford, Blount and Hassan were employees of the Corporation for all of 1996 and therefore received no remuneration for serving on the Board of Directors. The other directors received an annual retainer of $40,000 paid monthly, a fee of $8,500 for Committee service and a meeting fee of $1,050 for each Board or Committee meeting attended in 1996. The Chairman of a Committee receives an additional fee of $3,000. There were 10 Board meetings in 1996. The total fees paid in 1996 to the current nine non-employee directors was $542,400.

    In addition, each director who is not an employee or former employee of the Corporation is entitled to receive an initial grant of 400 shares of restricted stock and subsequent grants of 400 shares of restricted stock up to a total of 2,000 shares of restricted stock over a period of five years, subject to the terms and conditions of the 1994 Restricted Stock Plan for Non-Employee Directors.

    During 1996, each member of the Corporation's Board of Directors attended at least 75% of all meetings of the Board and of each Committee of which such director was a member.

    The Board of Directors has determined that, effective May 1, 1997, the Corporation will no longer grant benefits under its retirement plan for non-employee directors. Under this plan, non-employee directors with 10 years of Board service who retire at or after 65 years of age, or before age 65 in case of disability, are entitled to receive an annual lifetime benefit in the amount equal to the annual Board retainer in effect for the year for which the payment is made. Directors who retire before age 65 with 10 years of Board service may receive the benefit upon attaining age 65. If the director dies before receiving at least five annual benefit payments, a lump sum amount equal to the difference between five annual benefit payments and the amount the director already has received will be paid to the director's beneficiary. In lieu of this, each non-employee director will, as of May 1, 1997, be credited with units of common stock equivalents under a new Directors' Deferral Plan in an amount that is the actuarial equivalent of the amount that would have been due to such director upon his/her retirement, assuming the director had completed the vesting period. Directors with 10 years of Board service upon the later of retirement or age 65 will be entitled to receive cash (in a lump sum or annual installment) in an amount equal to the then current value of such units.

    The Corporation has a cash deferral arrangement available to all non-employee directors, which, effective May 1, 1997, will be combined in the new Directors' Deferral Plan. Pursuant to such arrangement, directors' fees otherwise payable in the year earned may be deferred in amounts specified by such directors. During 1996, two non-employee directors, Messrs. Mascotte and Seidenberg, elected to defer all future cash compensation. The deferred amounts accrue interest at a deemed rate and, effective May 1, 1997, may be allocated to units of common stock equivalents under the new Plan. All common stock equivalents will accrue deemed dividends which will be computed quarterly and credited in additional units to each director's account under the Plan.

CERTAIN TRANSACTIONS

    On July 1, 1994, the Corporation entered into a consulting agreement with Alexander & Associates, Inc., of which Mr. Clifford L. Alexander, Jr. is President and of which Mr. Alexander and his wife each are 25% owners. Under the agreement, Alexander & Associates agreed to review the Corporation's affirmative action plans, recruitment process and diversity training programs in three phases over a three-year period for a total of $120,000.

    During 1996, Dr. Polan received fees totaling less than $10,000 from the Corporation's Wyeth-Ayerst Laboratories Division for her participation on its Women's Health Research Institute Advisory Board and for lecturing at Corporation sponsored medical symposia.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Corporation with copies of all Section 16(a) forms they file. (The Corporation is not aware of any beneficial owner of more than ten percent of its Common Stock.)

    Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that all filing requirements applicable to its officers and directors were complied with during the 1996 fiscal year, except that one transaction involving the purchase of 200 shares of the Corporation's Common Stock by Dr. Mary Lake Polan, director, was reported late on a Form 5.

                         SECURITIES OWNED BY MANAGEMENT

    The table below reflects the numbers of shares of American Home Products Corporation Common Stock beneficially owned as of February 13, 1997 by each director of the Corporation and each named executive listed in the Summary Compensation Table and the number of shares beneficially owned by all directors and executive officers of the Corporation as a group.

    All directors and named executives disclaim beneficial ownership of shares owned solely by their spouses. No director or officer owns shares of the Corporation's Preferred Stock.

                                                                                      PERCENT
                                                                                        OF
                     NAME OF BENEFICIAL OWNER                        COMMON STOCK      CLASS
------------------------------------------------------------------  --------------  -----------
  DIRECTORS
Clifford L. Alexander, Jr.........................................          3,600*         ***
Frank A. Bennack, Jr..............................................          7,400*         ***
Robert G. Blount..................................................         34,198(1)       ***
Robin Chandler Duke...............................................         25,200*         ***
John D. Feerick...................................................          1,600*         ***
Fred Hassan.......................................................        269,992(2)       ***
John P. Mascotte..................................................          3,200*         ***
Mary Lake Polan, M.D., Ph.D.......................................          1,602*         ***
Ivan G. Seidenberg................................................            900**        ***
John R. Stafford..................................................        507,732(3)       ***
John R. Torell III................................................          4,844*         ***
William Wrigley...................................................         48,108*(4)      ***

  NAMED EXECUTIVES
David M. Olivier..................................................        110,885(5)       ***
Stanley F. Barshay................................................        174,620(6)       ***
All executive officers and directors as a group (21 persons)......      1,608,528(7)       0.25%

------------------------

* Includes 1,200 shares of restricted stock awarded under the 1994 Restricted Stock Plan for Non-Employee Directors.

** Includes 400 shares of restricted stock awarded under the 1994 Restricted Stock Plan for Non-Employee Directors.

*** Less than one percent (1%); including exercisable options of employees.

(1) Includes 1,000 shares owned by Mrs. Blount. Also includes 17,236 shares of Common Stock subject to certain restrictions ("Restricted Stock") held by a trust for the benefit of certain executive officers of the Corporation under which such officers have sole voting power but do not have dispositive power except in certain limited circumstances (the "Restricted Stock Trust").

(2) Includes 23,882 shares held in joint tenancy with Mrs. Hassan. Also includes 12,901 shares of Restricted Stock held by the Restricted Stock Trust and 233,200 exercisable employee stock options in tandem with stock appreciation rights.

(3) Includes 16,320 shares owned by Mrs. Stafford, 29,931 shares of Restricted Stock held by the Restricted Stock Trust and 233,333 exercisable employee stock options in tandem with stock appreciation rights. Also includes 15,873 shares (beneficial ownership of which is disclaimed by Mr. Stafford) owned by a charitable foundation of which Mr. and Mrs. Stafford are trustees.

(4) Includes 21,600 shares held in joint tenancy with Mrs. Wrigley. Also includes the following shares (beneficial ownership of which is disclaimed by Mr. Wrigley): 5,944 shares owned by a trust of which

    Mr. Wrigley and Mrs. Wrigley are co-trustees for the benefit of Mrs. Wrigley; 2,624 shares owned by two trusts of which Mrs. Wrigley is co-trustee; 4,000 shares owned by a foundation of which Mrs. Wrigley is an officer; and 8,740 shares owned by Mrs. Wrigley.

(5) Includes 5,000 shares of Restricted Stock held by the Restricted Stock Trust and 71,200 exercisable employee stock options in tandem with stock appreciation rights.

(6) Includes 5,160 shares of Restricted Stock held by the Restricted Stock Trust and 125,600 exercisable employee stock options in tandem with stock appreciation rights.

(7) Includes 958,933 exercisable employee stock options in tandem with stock appreciation rights.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid for the years 1994-1996 to the Corporation's Chairman, President and Chief Executive Officer and the four other most highly paid executive officers.

                                                   ANNUAL COMPENSATION(1)
                              -----------------------------------------------------------------
                                                                           FORM OF BONUS                  LONG-TERM
                                                                              PAYMENT                    COMPENSATION
                                                                     --------------------------  ----------------------------

                                                                                                   SECURITIES
                                                                                                   UNDERLYING
                                              BASE         TOTAL                  CONTINGENT      OPTIONS/SARS       LTIP
                                             SALARY        BONUS       CASH         SHARES           GRANTED        PAYOUTS
NAME AND PRINCIPAL POSITION      YEAR        ($)(2)       ($)(3)      ($)(2)          (#)              (#)          ($)(4)
----------------------------  -----------  -----------  -----------  ---------  ---------------  ---------------  -----------
John R. Stafford............        1996     1,230,000    1,230,000    615,000        10,292           316,400      465,780
  Chairman of the Board,            1995     1,185,000    1,185,000    592,500        12,350         1,016,400      341,935
  President and Chief               1994     1,112,500    1,112,500    556,250        17,492           240,000        --
  Executive Officer

Robert G. Blount............        1996       650,000      650,000    325,000         5,439           177,600      268,212
  Senior Executive Vice             1995       628,250      628,250    314,125         6,546           457,600      196,897
  President                         1994       543,250      543,250    271,625         8,540           133,200        --

Fred Hassan.................        1996       589,000      589,000    294,500         4,928           133,200      200,749
  Executive Vice President          1995       569,000      569,000    284,500         5,930           373,200      147,372
                                    1994       492,000      492,000    246,000         7,734           100,000        --

David M. Olivier............        1996       457,083      457,083    228,542         3,824            71,200      80,280
  Senior Vice President             1995       414,650      414,650    207,325         4,320           151,200      58,935
                                    1994       394,650      394,650    197,325         6,204            40,000        --

Stanley F. Barshay(6).......        1996       420,500      420,500    210,250         3,518            35,600      80,280
  Senior Vice President             1995       414,500      207,250    103,625         2,158            75,600      58,935
                                    1994       398,750      398,750    199,375         6,268            40,000        --



                                ALL OTHER
                              COMPENSATION
NAME AND PRINCIPAL POSITION      ($)(5)
----------------------------  -------------
John R. Stafford............       76,063
  Chairman of the Board,           35,550
  President and Chief              33,370
  Executive Officer
Robert G. Blount............       19,500
  Senior Executive Vice            18,848
  President                        16,298
Fred Hassan.................       36,420
  Executive Vice President         34,070
                                   31,010
David M. Olivier............       13,733
  Senior Vice President            12,440
                                   11,840
Stanley F. Barshay(6).......       22,574
  Senior Vice President            12,435
                                   11,963

------------------------

(1) All references to Common Stock have been adjusted as appropriate to reflect the two-for-one stock split effected in the form of a 100% stock dividend distributed on May 6, 1996.

(2) Mr. Stafford deferred until after retirement portions of his 1996, 1995 and 1994 base salaries and the entire cash portion of his 1996 and 1995 bonus and Mr. Barshay deferred until after retirement portions of his 1996 and 1994 base salaries and the entire cash portion of his 1996 bonus, each pursuant to a deferred compensation program.

(3) The total bonus and form of bonus payment in cash and contingent shares under the Corporation's Management Incentive Plan are shown for services rendered in the corresponding year. Under current policy of the Compensation and Benefits Committee (the "Committee"), participants in the Plan who are corporate vice presidents and above, and all U.S. employees with a base salary of $175,000 or more may request that up to 50% of the award for any year be paid as a cash award. All others may request that up to 100% of the award be paid as a cash award. The remainder of the award for each year is made as a contingent stock award which may be delivered either in the third year following the year in respect of which the award was granted, or after retirement or termination of employment. Deliveries of contingent stock awards following retirement or termination of employment will generally be made in up to ten substantially equal annual installments.

   Shares of Common Stock which are contingently awarded to an employee are credited to a contingent award account for the employee. No shares of Common Stock are issued or earmarked for the employee's account at the time of award, nor does he or she have any rights of a stockholder with respect to the shares credited to the account before actual issuance and delivery of such shares. The dividends which would have been paid during a calendar year with respect to shares credited to an employee's contingent award account, had the shares then been outstanding, are calculated at the end of each year, and the employee's account is then credited with the largest full number of shares of Common Stock which such an amount of dividends could have purchased at the average closing market price of the Common Stock for the last five business days of the year. Any amounts remaining are carried forward in the employee's account and applied to the calculation of shares for that account at the end of the next year.

(4) Amounts shown represent the value (based on the closing market price of the Common Stock) on the date of conversion of the portion of the Restricted Stock Performance Awards made in 1994 under the Corporation's 1993 Stock Incentive Plan (the "1994 Awards") which, based on 1995 performance, was converted on January 25, 1996 to shares of Restricted Stock. The 1994 Awards were composed of units subject to conversion to shares of Restricted Stock based on the Corporation's performance during the years 1994-1996. Following each such year, each named executive officer may be credited with shares of Restricted Stock in an amount equal to 0%-125% of one-third of the target number of units subject to the 1994 Awards based, for 1995 and 1996, upon the Corporation's achievement of a target level of earnings per share ("EPS") for such year. (The target number of units covered by the 1994 Awards for each of the named executive officers was 29,000 for Mr. Stafford, 16,700 for Mr. Blount, 12,500 for Mr. Hassan, 5,000 for Mr. Olivier and 5,000 for Mr. Barshay.) The amounts in the table above represent 100% of one-third of the target numbers of units which were converted to Restricted Stock based on 1995 performance. During the three-year restricted period ending May 26, 1997, all of the units and Restricted Stock will be forfeited upon termination of employment for any reason other than death, disability or retirement (in which cases the Restricted Stock will vest immediately and the units will continue to be converted based upon satisfaction of the performance criteria) unless otherwise determined by the Committee. The number of shares of Restricted Stock beneficially held as of December 31, 1996 by each of the named executive officers, including additional shares acquired upon reinvestment of the dividends thereon (all of which shares relate to the portions of the 1994 Awards converted in 1995 and 1996), and the value thereof as of such date are: Mr. Stafford, 20,263 shares ($1,187,918); Mr. Blount, 11,668 shares ($684,037); Mr. Hassan, 8,733 shares
    ($511,972); Mr. Olivier, 3,332 shares ($195,339); and Mr. Barshay, 3,492 shares ($204,719). (All of such shares were contributed by the Corporation to the Restricted Stock Trust, pursuant to which actual delivery of such shares to the named executive officers is deferred until after termination of employment.) Based upon the Corporation's EPS for 1996, an additional 100% of one-third of the target amount of the 1994 Awards was converted to Restricted Stock in February 1997 and will be reported under the caption "LTIP Payouts" in the Summary Compensation table in the 1998 proxy statement. In addition, similar Restricted Stock Performance Awards were made to the named executive officers in 1995 composed of the following target numbers of units, which units are subject to conversion to shares of Restricted Stock based upon the achievement of target levels of EPS for 1997: 9,900 for Mr. Stafford, 5,600 for Mr. Blount, 4,200 for Mr. Hassan, 2,200 for Mr. Olivier and 1,100 for Mr. Barshay. See the Long-Term Incentive Plan Awards Table in the Proxy Statement for information on similar awards made in 1996.

(5) Represents contributions made by the Corporation under its Savings Plan and Supplemental Employee Savings Plan (the Corporation matches up to 50% of the first 6% of compensation contributed by the employee). The amounts shown for Messrs. Stafford and Barshay also include $39,163 and $9,959, respectively, for above-market interest earned during 1996 on deferred compensation but not paid in 1996. The amount shown for Mr. Hassan includes $18,750 in director's fees paid to him in 1996 by Genetics Institute, Inc.

(6) Mr. Barshay retired effective March 1, 1997 after 32 years of service with the Corporation.

                            OPTION/SAR GRANTS TABLE

    The following table provides information on Option/SAR grants in 1996 to the named executive officers.

                                                              INDIVIDUAL GRANTS IN 1996
                                              ----------------------------------------------------------
                                                NUMBER OF       % OF TOTAL
                                               SECURITIES      OPTIONS/SARS                               GRANT DATE
                                               UNDERLYING       GRANTED TO       EXERCISE                  PRESENT
                                              OPTIONS/SARS     EMPLOYEES IN      PRICE PER   EXPIRATION     VALUE
NAME                                           GRANTED(1)          1996         SHARE($)(2)     DATE        ($)(3)
--------------------------------------------  -------------  -----------------  -----------  -----------  ----------
John R. Stafford............................      316,400              4.0%        53.0625   May 2006      2,156,174
Robert G. Blount............................      177,600              2.2%        53.0625   May 2006      1,210,293
Fred Hassan.................................      133,200              1.7%        53.0625   May 2006        907,719
David M. Olivier............................       71,200              0.9%        53.0625   May 2006        485,207
Stanley F. Barshay..........................       35,600              0.4%        53.0625   May 2006        242,604

------------------------

(1) Grants to named executive officers include SARs in tandem with stock options. These options/SARs are not exercisable during the first year of their term (except that such options/SARs may be exercised earlier in the case of the optionee's retirement, disability or death).

(2) The exercise price is the mean price on the date of grant.

(3) These estimates of value were developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to predict future prices of the Corporation's Common Stock. The estimate was developed using a variant of the Black-Scholes option pricing model incorporating the following assumptions: Expected volatility of 15.0% and dividend yield of 4.3%, both based on the historical three-year monthly average for the underlying Common Stock; risk-free rate of return of 6.4% based on a four-year zero coupon rate; and time of exercise of four years, being the expected duration of the option/ SAR. In addition, the model assumed a 3.0% discount for forfeiture since the options/SARs are not currently exercisable. (The methodology used in this model has been revised from the 1996 proxy statement presentation to conform to the new FAS 123 requirements applicable to audited financial statement footnote presentation.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

    The following table provides information on Restricted Stock Performance Awards granted in 1996, under the Corporation's 1996 Stock Incentive Plan, to the named executive officers.

                                               NUMBER OF                        ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                SHARES,     PERFORMANCE                    PRICE-BASED PLANS
                                               UNITS OR      OR OTHER     ----------------------------------------------------
                                                 OTHER     PERIOD UNTIL        BELOW
                                                RIGHTS      MATURATION       THRESHOLD      THRESHOLD    TARGET      MAXIMUM
NAME                                            (#)(1)       OR PAYOUT          (#)            (#)          #           #
--------------------------------------------  -----------  -------------  ---------------  -----------  ---------  -----------
John R. Stafford............................       9,900          1999          --              7,425       9,900      12,375
Robert G. Blount............................       5,600          1999          --              4,200       5,600       7,000
Fred Hassan.................................       4,200          1999          --              3,150       4,200       5,250
David M. Olivier............................       2,200          1999          --              1,650       2,200       2,750
Stanley F. Barshay..........................       1,100          1999          --                825       1,100       1,375

------------------------

(1) Amounts shown represent Restricted Stock Performance Awards (the "1996 Awards") made in 1996 under the Corporation's 1996 Stock Incentive Plan. These 1996 Awards are composed of units which may be converted to a number of shares of Restricted Stock equal to 0%-125% of the 1996 Award based upon the Corporation's performance in 1998. The Target amount will be earned if 96%-105% of the target EPS is achieved; the threshold amount will be earned if 90%-95% of the target EPS is achieved; and the Maximum amount will be earned if over 105% of the target EPS is achieved. During the three-year restricted period ending May 23, 1999, all of the units and Restricted Stock will be forfeited upon termination of employment for any reason other than death, disability or retirement (in which cases the Restricted Stock will vest immediately and the units will be converted based upon satisfaction of the performance criteria) unless otherwise determined by the Committee.

                  OPTION/SAR EXERCISE AND YEAR-END VALUE TABLE

    The following table discloses the options/SARs that were exercised by the named executive officers during 1996 and sets forth the number and value of their unexercised options/SARs at year-end.

                                                AGGREGATED OPTION EXERCISES IN 1996 AND
                                                      YEAR-END OPTION/SAR VALUES
                                            -----------------------------------------------
                                                                             NUMBER OF
                                                                            SECURITIES             VALUE OF
                                                                            UNDERLYING           UNEXERCISED
                                                                            UNEXERCISED          IN-THE-MONEY
                                                                          OPTIONS/SARS AT      OPTIONS/SARS AT
                                               SHARES                    DEC. 31, 1996(#)    DEC. 31, 1996($)(2)
                                            ACQUIRED ON      VALUE         EXERCISABLE*          EXERCISABLE*
NAME                                        EXERCISE(1)   REALIZED ($)    UNEXERCISABLE**      UNEXERCISABLE**
------------------------------------------  ------------  ------------  -------------------  --------------------
John R. Stafford..........................    780,000(3)    15,471,563         789,733*             18,372,015*
                                                                               783,067**            11,326,649**
Robert G. Blount..........................    260,600(4)     4,965,350          93,333*              1,913,327*
                                                                               364,267**             4,814,574**
Fred Hassan...............................    208,200(5)     3,823,387         233,200*              5,689,970*
                                                                               373,200**             5,660,925**
David M. Olivier..........................    130,000(6)     3,727,185         111,200*              2,292,100*
                                                                               151,200**             2,036,050**
Stanley F. Barshay........................     45,000(7)     1,423,125         165,600*              4,099,795*
                                                                                75,600**             1,018,025**

------------------------

(1) All references to Common Stock have been adjusted as appropriate to reflect the two-for-one stock split effected in the form of a 100% stock dividend distributed on May 6, 1996.

(2) The amounts given are based on the closing market price of the Corporation's Common Stock at December 31, 1996 which was $58.625. The closing market price on March 3, 1997 was $64.8750.

(3) Represents exercises of options/SARs (i) granted in 1990 and covering 150,000 shares at an exercise price of $25.8750 per share, (ii) granted in 1991 and covering 180,000 shares at an exercise price of $30.4375 per share,
    (iii) granted in 1992 and covering 180,000 shares at an exercise price of $37.8125 per share and (iv) granted in 1993 covering 270,000 shares at an exercise price of $32.5938 per share (in each case, market value on date of grant).

(4) Represents exercises of options/SARs (i) granted in 1992 and covering 80,000 shares at an exercise price of $37.8125 per share and (ii) granted in 1993 and covering 3,000 shares at an exercise price of $32.5938 per share and
    (iii) granted in 1995 covering 177,600 at an exercise price of $38.1250 (in each case, market value on date of grant).

(5) Represents exercises of options/SARs (i) granted in 1989 and covering 4,400 shares at an exercise price of $21.7969 per share and (ii) granted in 1990 and covering 3,800 shares at an exercise price of $25.8750 per share and
    (iii) granted in 1991 covering 50,000 at an exercise price of $30.4375 per share and (iv) granted in 1992 covering 70,000 shares at an exercise price of $37.8125 per share and (v) granted in 1993 covering 80,000 shares at an exercise price of $32.5938 (in each case,market value on date of grant).

(6) Represents exercises of options/SARs (i) granted in 1991 and covering 40,000 shares at an exercise price of $30.4375 per share and (ii) granted in 1993 and covering 50,000 shares at an exercise price of $32.5938 per share and
    (iii) granted in 1994 and covering 40,000 shares at an exercise price of $29.0313 per share (in each case, market value on date of grant).

(7) Represents exercises of the options/SARs (i) granted in 1990 and covering 15,000 shares at an exercise price of $25.8750 per share and (ii) granted in 1991 and covering 30,000 shares at an exercise price of $30.4375 per share (in each case, market value on date of grant).

                               PENSION PLAN TABLE

    The Corporation has three non-contributory defined benefit retirement plans in which the named executives participate. One of these plans (the "Qualified Plan") is qualified under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The other two plans are non-qualified supplemental retirement plans. The Supplemental Executive Retirement Plan ("SERP") provides the amount of retirement benefit which cannot be paid from the Qualified Plan due to certain Code restrictions. The aggregate benefits payable under the Qualified Plan and SERP are determined based upon average final compensation (the total amount of an employee's compensation for the five calendar years during which such employee's compensation was the highest out of the ten year period of service ending with such employee's early or normal retirement date, divided by five). The Executive Retirement Plan provides to certain highly compensated employees and corporate officers an additional retirement benefit based upon average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest out of the ten year period of service ending with such employee's early or normal retirement date, divided by three) with three additional years of service added (reduced by one year for each year the employee works beyond age 62). The retirement benefit provided by the Executive Retirement Plan is an unreduced benefit at the retirement age of 60 and is offset by benefits provided in the Qualified Plan and SERP.

                                                                                YEARS OF SERVICE
                                                                  ---------------------------------------------
                      FINAL 3-YEAR AVERAGE
                            EARNINGS                                 15          20          25         30*
                     ----------------------                       ---------  ----------  ----------  ----------
   $ 600,000....................................................    180,000     240,000     300,000     360,000
     700,000....................................................    210,000     280,000     350,000     420,000
     800,000....................................................    240,000     320,000     400,000     480,000
     900,000....................................................    270,000     360,000     450,000     540,000
    1,000,000...................................................    300,000     400,000     500,000     600,000
    1,100,000...................................................    330,000     440,000     550,000     660,000
    1,200,000...................................................    360,000     480,000     600,000     720,000
    1,300,000...................................................    390,000     520,000     650,000     780,000
    1,400,000...................................................    420,000     560,000     700,000     840,000
    1,500,000...................................................    450,000     600,000     750,000     900,000
    1,600,000...................................................    480,000     640,000     800,000     960,000
    1,700,000...................................................    510,000     680,000     850,000   1,020,000
    1,800,000...................................................    540,000     720,000     900,000   1,080,000
    1,900,000...................................................    570,000     760,000     950,000   1,140,000
    2,000,000...................................................    600,000     800,000   1,000,000   1,200,000
    2,100,000...................................................    630,000     840,000   1,050,000   1,260,000
    2,200,000...................................................    660,000     880,000   1,100,000   1,320,000
    2,300,000...................................................    690,000     920,000   1,150,000   1,380,000
    2,400,000...................................................    720,000     960,000   1,200,000   1,440,000
    2,500,000...................................................    750,000   1,000,000   1,250,000   1,500,000
    2,600,000...................................................    780,000   1,040,000   1,300,000   1,560,000
    2,700,000...................................................    810,000   1,080,000   1,350,000   1,620,000
    2,800,000...................................................    840,000   1,120,000   1,400,000   1,680,000
    2,900,000...................................................    870,000   1,160,000   1,450,000   1,740,000

------------------------

*   Plans recognize up to 30 years of credited service only.

    The compensation covered by the retirement plans for each of the named executives is the base salary rate at January 1, 1996 ($1,230,000 for Mr. Stafford, $650,000 for Mr. Blount, $589,000 for Mr. Hassan, $425,000 for Mr. Olivier and $420,500 for Mr. Barshay) plus the amount in the bonus column of the Summary Compensation Table for 1995 for a total of $2,415,000 for Mr. Stafford, $1,278,250 for Mr. Blount, $1,158,000 for Mr. Hassan, $839,650 for Mr. Olivier and $627,750 for Mr. Barshay.

    The years of service (in nearest years) as of December 31, 1996 for the named executives are as follows: Mr. Stafford, 27 years; Mr. Blount, 22 years; Mr. Hassan, 8 years; Mr. Olivier, 30 years of which only 15 years are recognized under the benefit formula illustrated in the table above; and Mr. Barshay, 32 years.

    The table shows the combined annual pension under the current provisions of all retirement plans assuming retirement of an employee who has continued employment to age 60 and assuming payment as a single life annuity. (No reduction has been made for the Social Security offset.)

                               PERFORMANCE GRAPH

    The following graph shows the value as of December 31, 1996 of a $1,000 investment made on December 31, 1991 in the Corporation's Common Stock (with dividends reinvested), as compared with similar investments based on (i) the value of the S&P 500 Index (with dividends reinvested) and (ii) the value of a market-weighted Peer Group Index composed of the common stock of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation, and Warner-Lambert Company, in each case on a "total return" basis assuming reinvestment of dividends. The market-weighted Peer Group Index values were calculated from the beginning of the performance period. The stock performance shown below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             AHPC COMMON STOCK     S&P 500 INDEX   PEER GROUP INDEX
12-31-91               $1,000.00        $1,000.00          $1,000.00
12-31-92                 $828.30        $1,076.10            $841.57
12-31-93                 $830.60        $1,183.90            $796.98
12-31-94                 $845.60        $1,199.90            $911.64
12-31-95               $1,356.20        $1,649.20          $1,445.00
12-31-96               $1,683.30        $2,026.90          $1,837.74

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Corporation's compensation policies applicable to its executive officers are administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors. All members of the Committee are non-employee directors.

    These compensation policies are designed to enhance the overall strength and financial performance of the Corporation by aligning the financial interests of the Corporation's executive officers with those of its stockholders. The three primary components of executive compensation are base salary, awards under the Corporation's Management Incentive Plan and annual grants of stock options and stock appreciation rights ("SARs") and Restricted Stock awards. The Committee recommends to the Board of Directors the salaries of the executive officers and administers the Management Incentive Plan and the Stock Option and Stock Incentive Plans under which employee stock options and SARs are granted and Restricted Stock awards are made. All of these primary components of executive compensation are reviewed for competitiveness in relation to a group of companies in the pharmaceutical industry by an independent consulting firm specializing in executive compensation. In certain instances, compensation data related to consumer products and chemical industry companies also are considered.

BASE SALARY

    Base salaries for executive officers for 1996 were unchanged from the base salaries at July 1, 1995 which had been recommended by the Committee and approved by the Board of Directors in May 1995 (except for one executive officer who received an increase on January 26, 1996 in conjunction with a promotion). In recommending these base salaries, the Committee considered the financial performance of the Corporation as a whole and its individual business units as well as the contribution of each of the executive officers. In addition, the Committee reviewed base salaries recommended by Mr. John R. Stafford for executive officers other than himself and determined the base salary recommendation for Mr. Stafford out of his presence. The Committee had also reviewed a report of the independent compensation consulting firm (the "Consultant's Report") with respect to its survey of compensation information, which survey included information for all of the companies comprising the Peer Group Index appearing on the Performance Graph in this Proxy Statement as well as, for certain executive officers, compensation data related to consumer products and chemical industry companies.

MANAGEMENT INCENTIVE PLAN AWARDS

    The stockholder-approved Management Incentive Plan (the "Plan") is designed to provide current and deferred incentive compensation to selected key employees who contribute in a substantial degree to the success of the Corporation, thus affording to them a means of participating in that success and an incentive to contribute further to that success.

    The Committee determines the awards to be made under the Plan to executive officers, including Mr. Stafford, and determines and recommends to the Board the award fund. The award fund under the Plan may not exceed 12% of the excess of net income (as defined in the Plan) for any year over the greater of either 12% of average net capital (as defined in the Plan) or an amount equal to $.375 multiplied by the average number of shares of Common Stock outstanding for the year, assuming full conversion of the Corporation's Preferred Stock.

    Plan participants, including executive officers, are eligible to receive an award of up to 100% of salary. Under current Committee policy, at least 50% of each award to executive officers who are corporate vice presidents and above and to U.S. executives whose base salary is $175,000 or above is made in the form of a contingent stock award to be delivered in shares of the Corporation's Common Stock either in the third year following the year in respect of which the award was granted or after retirement or termination of employment at the election of each participant or as the Committee otherwise determines. The value of each deferred contingent stock award together with its associated dividend equivalent rights is tied to future performance because it will rise and fall with the market price of the Corporation's Common Stock and will reflect the payment of dividends during the deferral period. Accordingly, an important component of executive compensation is weighted to current and deferred "bonus awards" based on the Corporation's financial performance.

    In determining amounts to be awarded to executive officers under the Plan, the Committee takes into account a number of factors, including the performance-related factors described below under "Relationship of Corporate Performance to Executive Compensation," as well as individual performance and achievement. The awards for 1996 were granted by the Committee in February 1997. In addition, the Committee considered the amounts of previous awards in deciding upon the awards for 1996. The Committee also reviewed the Consultant's Report which indicated that, overall, the Management Incentive Plan awards together with base salaries were within the competitive range.

STOCK OPTION AND INCENTIVE PLANS GRANTS

    In contrast to salary and the cash portion of Management Incentive Plan awards, the value to each executive officer of the stock option/SAR grants is tied directly to stock price performance. The Committee grants options/SARs under the stockholder-approved option/incentive plans with an exercise price equal to the market price on the date of grant. If there is no appreciation in the market price for the Corporation's Common Stock, the options/SARs are valueless.

    Annual grants are made to executive officers based on salary, responsibility and performance of the individual officer. Grants are not exercisable for one year following the date of grant except in cases of the death, retirement or disability of the optionee. The grants for the named executives were made by the Committee in May 1996 each with an exercise price equal to the market price on the date of grant of $53.0625.

    In furtherance of the goal of aligning the interests of management with those of the stockholders, in May 1996 the Committee also made Restricted Stock Performance Awards to certain executives including the Chairman, President and Chief Executive Officer. The Restricted Stock awards were granted in lieu of a portion of the stock option award that would have been granted at a ratio of one unit representing one share of Restricted Stock replacing options/SARs covering four shares of Common Stock. These awards represent units which will be converted to shares of Restricted Stock based on 1998 performance, with the maximum number of units that may be converted equal to 125% of the total award. During the three-year restricted period ending in May 1999, all of the units and shares of Restricted Stock are forfeited upon termination of employment for any reason other than death, disability or retirement (in which case the units will continue to be converted based upon satisfaction by the Corporation of the performance criteria), unless the Committee makes a partial or complete exception to this requirement. Otherwise, all shares of Restricted Stock will be free of any restrictions when the restricted period lapses. The shares are valued at the mean between the high and low prices of the Corporation's Common Stock on the Consolidated Transaction Reporting System on the designated date of delivery.

    In deciding to award Restricted Stock and make the annual grant of options/SARs, the Committee considered the amounts of options/SARs and Restricted Stock awards previously granted. The Committee also reviewed the Consultant's Report which indicated that, taken together, the grants and awards fell in the highest or second highest quartile of the competitive companies.

    Conversion of units to Restricted Stock for a portion of the units covered by a Restricted Stock Performance Award made in 1994 was based on a formula related to the relative achievement of the 1996 targeted earnings per share set by the Committee in February 1996. As a result, 100% of one-third of the award was converted to Restricted Stock in February 1997 based on 1996 performance.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

    While all of the Corporation's executive officer compensation is related to corporate performance, the awards under the Management Incentive Plan are most closely tied to corporate performance. The maximum aggregate amount of the award fund is based on corporate performance in the manner described under "Management Incentive Plan Awards," above. In determining the amounts that were awarded to the

Chairman, President and Chief Executive Officer and executive officers generally, the Committee viewed being of greatest significance the fact that, after excluding the gain on the sale of the American Home Foods business and special charges related to the purchase of the minority interest in Genetics Institute, Inc., the Corporation's pro forma earnings per share in 1996 were $2.95, which exceeded comparable pro forma earnings per share in 1995 of $2.39 by 23% and also exceeded the Corporation's forecasted performance for 1996. The next most significant factor considered by the Committee was the implementation of the Corporation's strategic plan as evidenced by the sale of an 80% interest in its American Home Foods business for $1.2 billion, the sale of Symbiosis Corporation for $153 million, the acquisition of the minority equity interests in Genetics Institute, Inc. and Cyanamid Italia SpA and the execution of a definitive purchase agreement to acquire the worldwide animal health business of Solvay S.A. for $460 million.

    The next most significant factor was the reduction in the Corporation's net indebtedness by more than $1.3 billion (after taking into account an additional $1.2 billion of indebtedness incurred in connection with the acquisition of the remaining equity interest in Genetics Institute, Inc.)

    The Committee also considered important the increased credibility in the financial markets of the Corporation's research and development organization. In addition, the Committee viewed as important the substantial increase in shareholder value realized in 1996.

    With respect to Mr. Stafford, it was the Committee's view that his vigorous leadership was instrumental in the planning and execution of the programs and policies that resulted in the favorable outcome of the factors considered above. The Committee also viewed favorably his leadership activities in the worldwide health care industry.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS

    Stock Ownership Guidelines ("Guidelines") have been adopted for executive officers and other U.S. employees with annual base salaries of $175,000 or more. Authority to administer the Guidelines was delegated to the Chairman, President and Chief Executive Officer, who reports periodically to the Committee on the status of compliance with the Guidelines. The Guidelines state that the Chief Executive Officer must own shares of the Corporation's stock with a value of at least eight times his base salary. Officers who report directly to the Chief Executive Officer shall own shares with a value of at least six times base salary; other employees who are members of the Finance and Operations Committees must own shares with a value of at least four times base salary; and all other U.S. employees with annual base salaries of $175,000 or more must own shares with a value of at least twice base salary. As currently administered, stock options/SARs are not counted toward compliance with the Guidelines. Full compliance with the Guidelines by each covered person must be achieved by the later of May 1999 or five years from the date on which an individual becomes subject to the Guidelines.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation's Chief Executive Officer and to the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation believes that all compensation paid in 1996 will be deductible under Section 162(m).

    In order to ensure that compensation paid pursuant to the Management Incentive Plan in 1997 and thereafter will continue to be deductible under
Section 162(m), the Board of Directors is requesting stockholder approval of an amendment to the Plan as described more fully in this proxy statement.

                                        COMPENSATION AND BENEFITS COMMITTEE
                                        Frank A. Bennack, Jr., Chairman
                                        Robin Chandler Duke
                                        John P. Mascotte

                                    ITEM 2.
            APPOINTMENT OF PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen LLP as the Corporation's principal independent public accountants for the year 1997. This firm served in such capacity in 1996 and previously. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

                                    ITEM 3.
             APPROVAL OF AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN

    Section 162(m) of the Internal Revenue Code and regulations thereunder provide that to preserve the deductibility for federal income tax purposes of compensation in excess of $1 million that may be paid to certain specified executives under performance-based compensation plans, certain requirements must be met.

    The Compensation and Benefits Committee (the "Committee") and the Board of Directors have approved, subject to stockholder approval, an amendment to the Corporation's Management Incentive Plan (the "Plan") imposing an additional limit on the amounts of awards that may be granted at year-end under the Plan to the Chief Executive Officer and the other four highest compensated officers whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement (the "Covered Executives").

    The terms under which eligible employees, including the Covered Executives, may receive awards under the Plan are described below followed by a description of the proposed amendment. The proposed amendment will become effective only if the stockholders approve this Proposal.

    The Plan, first adopted by stockholders in 1967, is designed to provide current incentive compensation and deferred contingent incentive compensation to a select group of management and key employees, whether or not directors, in executive, administrative, technical, professional or other important capacities who contribute in a substantial degree to the success of the Corporation. Awards under the Plan may be, in whole or in part, current and payable in cash, or deferred and contingent and payable in cash or shares of Common Stock. To date, all deferred contingent awards have been in the form of shares of Common Stock.

    The Plan is administered by the Committee, the members of which, under the terms of the Plan, are non-employee members of the Board of Directors of the Corporation.

    The Plan provides for an award fund (the "Award Fund") which, for any calendar year, is the maximum amount available for awards under the Plan in respect of that year. The Award Fund is recommended by the Committee and approved by the Board of Directors and may not exceed 12% of the excess of net income (as defined in the Plan) for any year over the greater of either 12% of average net capital (as defined in the Plan) or an amount equal to $.375 multiplied by the average number of shares of Common Stock outstanding on each day of the year, assuming full conversion of the Corporation's Preferred Stock. An aggregate of 24 million shares of Common Stock (plus dividend accruals prior to distribution as described below) may be awarded under the Plan, of which 5,991,505 shares remained available as of March 3, 1997. In determining amounts to be awarded to employees under the Plan out of the amount available from the Award Fund, the Committee takes into account a number of factors which it deems to be relevant, including overall corporate earnings, earnings of the division or other business unit with which the employee is associated and individual performance and achievement during the year in respect of which the award is made. The factors that have been taken into account in determining amounts to be awarded to the Covered Executives for 1996 are described in the report on executive compensation of the Committee set forth in this Proxy Statement. The amount received by an employee may not exceed the total of such employee's other compensation from the Corporation for the same year which, as administered by the Committee, has been limited to amounts of base salary for such year.

    Under current Committee policy, participants under the Plan who are corporate vice presidents and above and all U.S. employees with a base salary of $175,000 or more may request, before the end of each calendar year, that up to 50% of any award which may be granted for such year be in current cash with the remainder being in the form of a contingent stock award. All others may request that up to 100% of the award be paid as a cash award. Each participant may also indicate a preference to have the contingent stock portion of the award delivered either in the third year following the year in respect of which the award was granted, or after retirement or termination of employment. Such request and indicated preference are subject to approval by the Committee. Deliveries of contingent stock awards following retirement or termination of employment will generally be made in up to ten substantially equal annual installments. The Plan is governed by and construed in accordance with the laws of the State of New York.

    All deliveries of contingent awards under the Plan are subject to the forfeiture and other conditions of the Plan. In particular, no participant under the Plan is entitled to delivery of a deferred contingent award if, prior to the delivery of such award, he or she fails to comply with the non-competition requirements set forth in the Plan, or engages in certain other activities which are not in the best interests of the Corporation, or fails to consult with or otherwise cooperate with the Corporation and its subsidiaries on a reasonable basis. The delivery schedules for contingent awards are subject to change or adjustment from time to time as determined by the Committee.

    Shares of Common Stock which are contingently awarded to an employee are credited to a contingent award account for the employee. No shares of Common Stock are issued or earmarked for the employee's account at the time of award, nor does he or she have any rights of a stockholder with respect to the shares credited to the account before actual issuance and delivery of such shares. The dividends which would have been paid during a calendar year with respect to shares credited to an employee's contingent award account, had the shares then been outstanding, are calculated at the end of each year, and the employee's account is then credited with the largest full number of shares of Common Stock which such an amount of dividends could have purchased at the average closing market price of the Common Stock for the last five business days of the year. Any amounts remaining are carried forward in the employee's account and applied to the calculation of shares for that account at the end of the next year.

PROPOSED AMENDMENT

    If the proposed amendment to the Plan is approved by stockholders, the awards payable to any of the Covered Executives for any year will be subject to an additional limit under which any individual award for any year may not exceed 3% of the Award Fund. In addition, the amount of an award payable under the Plan to any employee, including any Covered Executives, will continue to be limited to the Employee's total compensation for the year (excluding any award under the Plan) which, as administered by the Committee, has been limited to amounts of base salary for such year. Moreover, the Committee, in its discretion, may make individual awards in amounts that are lower than but not higher than the maximum amounts that would be permitted under the Plan. Accordingly, individual awards under the Plan are not expected to increase as a result of the proposed amendment.

    In the event that this Proposal is not approved by stockholders, the Committee has made no determination as to what action it might take with respect to the Covered Executives. The Committee's general approach to executive compensation is described in its report on executive compensation included in this Proxy Statement. The terms of the Plan would remain in effect for all other employees who are eligible participants in the Plan.

    The Board of Directors and Management recommend that the stockholders approve the proposed amendment under which the first two sentences of Paragraph V of the Management Incentive Plan would be deleted and the following two sentences would be substituted in their place:

    The Committee shall determine the awards to be made for any year subject to the following: (1) the award amounts payable with respect to any year to an Employee who for such year is the Chief Executive Officer of the Corporation or one of the Corporation's four other highest compensated officers (as determined in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended) shall not exceed 3% of the Award Fund, and, (2) the portion of the Award Fund remaining after the awards to the Employees in (1) above shall be available for awards to other Employees in such amounts as the Committee determines. In no event, however, shall the amount of an award payable to any Employee exceed the Employee's total compensation for the year, excluding only any award under the Plan.

    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 21, 1997 in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Corporation and its stockholders.

    The Corporation will bear the expenses in preparing, printing and mailing the proxy materials to the stockholders. In addition, the Corporation will retain D.F. King & Co., Inc., New York, NY, to aid in the solicitation of proxies, for which such firm will be paid a fee of $18,500 plus out-of-pocket expenses and disbursements. In addition, officers and employees of the Corporation and its subsidiaries may request the return of proxies by telephone, telegram or in person, for which no additional compensation will be paid to them.

    The Annual Report of the Corporation for the year ended December 31, 1996, including financial statements, is enclosed with this Proxy Statement.

    REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM CAN BE SECURED. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ADDRESSED ENVELOPE. THE SHARES REPRESENTED BY EACH PROXY SO SIGNED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS.

                                          By Order of the Board of Directors
                                          EILEEN M. LACH
                                          SECRETARY

March 21, 1997

                    AMERICAN HOME PRODUCTS CORPORATION
                            FIVE GIRALDA FARMS
                        MADISON, NEW JERSEY 07940

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT

    The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and EILEEN M. LACH and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1997 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



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                               FOLD AND DETACH HERE


THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE "FOR" ITEMS 1, 2 AND 3      Optional Secret Proxy  |  |  Please mark  |X|
                                                                                                            |  |  your votes as
                                                                                                                  indicated in
                                                                                                                  this example

Item 1 - ELECTION OF DIRECTORS:   Nominees: C.L. Alexander, Jr. F.A. Bennack, Jr., R.G. Blount R.C. Duke, J.D. Feerick,
                                  F. Hassan, J.P. Mascotte, M.L. Polan, I.G. Seidenberg, J.R. Stafford, J.R. Torell III and
                                  W. Wrigley

         FOR          WITHHOLD
    all nominees      AUTHORITY                         WITHHELD FOR: (Write that nominee's name in the space provided below):
                     to vote for
                     all nominees

       |  |             |  |                  ______________________________________________________________________________
       |  |             |  |

Item 2 - APPOINTMENT OF INDEPENDENT                    Item 3 - AMENDMENT TO THE MANAGEMENT
         PUBLIC ACCOUNTANTS                                     INCENTIVE PLAN

          FOR    AGAINST     ABSTAIN                              FOR     AGAINST     ABSTAIN
         |   |    |   |       |   |                              |   |     |   |       |   |
         |   |    |   |       |   |                              |   |     |   |       |   |


                                                                                 Dated:___________________________, 1997


                                                                                 _______________________________________
                                                                                 Signature

                                                                                 _______________________________________
                                                                                 Signature

                                                                                 Note: Please sign exactly as the name
                                                                                 appears above. When shares are held by
                                                                                 joint owners, both should sign. When
                                                                                 signing as attorney, executor,
                                                                                 administrator, trustee or guardian, please
                                                                                 give full title as such. If a corporation,
                                                                                 please sign full corporate name by President
                                                                                 or other authorized officer. If a partnership,
                                                                                 please sign in partnership name by authorized
                                                                                 person.
--------------------------------------------------------------------------------------------------------------------------------
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

                      VOTING INSTRUCTIONS TO TRUSTEE
                    AMERICAN HOME PRODUCTS CORPORATION
                             FIVE GIRALDA FARMS
                         MADISON, NEW JERSEY 07940

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT

    The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR. and EILEEN M. LACH and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 1997 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE "FOR" ITEMS 1, 2 AND 3      Optional Secret Proxy  |  |  Please mark  |X|
                                                                                                            |  |  your votes as
                                                                                                                  indicated in
                                                                                                                  this example


Item 1 - ELECTION OF DIRECTORS:   Nominees: C.L. Alexander, Jr. F.A. Bennack, Jr., R.G. Blount R.C. Duke, J.D. Feerick,
                                  F. Hassan, J.P. Mascotte, M.L. Polan, I.G. Seidenberg, J.R. Stafford, J.R. Torell III and
                                  W. Wrigley

         FOR          WITHHOLD
    all nominees      AUTHORITY                         WITHHELD FOR: (Write that nominee's name in the space provided below):
                     to vote for
                     all nominees

       |  |             |  |                  ______________________________________________________________________________
       |  |             |  |

Item 2 - APPOINTMENT OF INDEPENDENT                    Item 3 - AMENDMENT TO THE MANAGEMENT
         PUBLIC ACCOUNTANTS                                     INCENTIVE PLAN

          FOR    AGAINST     ABSTAIN                              FOR     AGAINST     ABSTAIN
         |   |    |   |       |   |                              |   |     |   |       |   |
         |   |    |   |       |   |                              |   |     |   |       |   |


                                                                                 Dated:___________________________, 1997


                                                                                 _______________________________________
                                                                                 Signature

                                                                                 _______________________________________
                                                                                 Signature

                                                                                 Note: Please sign exactly as the name
                                                                                 appears above. When shares are held by
                                                                                 joint owners, both should sign. When
                                                                                 signing as attorney, executor,
                                                                                 administrator, trustee or guardian, please
                                                                                 give full title as such. If a corporation,
                                                                                 please sign full corporate name by President
                                                                                 or other authorized officer. If a partnership,
                                                                                 please sign in partnership name by authorized
                                                                                 person.
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                                                 FOLD AND DETACH HERE